Law Offices of

CHAPMAN AND CUTLER LLP

Theodore S. Chapman	111 West Monroe Street, Chicago, Illinois 60603-4080	San Francisco
1877-1943
Henry E. Cutler	FAX (312) 701-2361	595 Market Street
1879-1959	Telephone (312) 845-3000	San Francisco, CA 94105
	chapman.com	(415) 541-0500

Salt Lake City

201 South Main Street
Salt Lake City, Utah 84111
(801) 533-0066
October 23, 2008

Wasatch Funds, Inc.
150 Social Hall Avenue
4th Floor
Salt Lake City, Utah 84111

Re:	Wasatch Funds, Inc.

We hereby consent to the reference to our firm and related opinion included in and incorporated as an exhibit to the Pre-Effective Amendment No. 2 to a registration statement of Wasatch Funds, Inc. on Form N-14 filed with the Securities and Exchange Commission on or about October 24, 2008 under the Securities Act of 1933 (File No. 333-153460).

/s/ Chapman and Cutler LLP
Chapman and Cutler LLP
Chicago, Illinois